UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2015

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2015, LendingTree, Inc. (“we,” “us” or “LendingTree”) appointed Gabriel Dalporto as Chief Financial Officer. Mr. Dalporto, age 43, served as our Chief Marketing Officer since April 2011 and also as President of Mortgage since March 2013. Before joining our company, Mr. Dalporto served as Founder and Chief Executive Officer of Atomic Financial, Inc., a startup online investing platform, from January 2010 to April 2011. He served as Chief Marketing and Strategy Officer of Zecco Holdings, Inc., an online brokerage company, from January 2007 to December 2009. Mr. Dalporto served as Vice President at E*Trade Financial from August 2004 to November 2006 and as Vice President at JPMorgan Chase from September 2003 to July 2004. Mr. Dalporto remains employed pursuant to the terms of an employment agreement described in our 2015 proxy statement prepared for the Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. Mr. Dalporto replaces Alex Mandel, who was terminated as Chief Financial Officer on June 8, 2015.

Also on June 8, 2015, we appointed Nikul Patel as Chief Operating Officer. Mr. Patel, age 42, joined our company in June 2012 as Senior Vice President of Product and, beginning February 2013, served as our Chief Product Officer and Chief Technology Officer. Prior to joining our company, Mr. Patel served as President of Home-Account.com, a Silicon Valley start-up with an online mortgage shopping experience, following its acquisition by Bills.com in July 2010 until June 2012. Prior to such acquisition, Mr. Patel served as Chief Operating Officer and Vice President - Products of Home-Account.com from May 2009 to July 2010. From 1997 to 2008, Mr. Patel held various senior management roles involving technology product and services at Intel Corporation. In addition, Mr. Patel co-founded Movoto.com, an online real estate shopping website, in 2005. Mr. Patel remains employed pursuant to the terms of the agreements described in our 2015 proxy statement prepared for the Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 10, 2015, we held our Annual Meeting of Stockholders. The holders of an aggregate of 11,452,061 shares of our common stock were entitled to vote at the Annual Meeting and a total of 10,634,654 shares of our common stock were represented at the Annual Meeting in person or by proxy. The stockholders considered and voted on two proposals submitted for stockholder vote, each of which was described in detail in our 2015 proxy statement prepared for the Annual Meeting.

  The following are the voting results on each matter submitted for stockholder vote at the Annual Meeting.
Proposal 1. Election of Directors

The following nominees for election to the board of directors were elected, each for a one-year term or until their successor has been duly elected and qualified:

	For	Withheld	Broker Non-Votes
Neal Dermer	7,066,838	2,153,508	1,414,308
Robin Henderson	9,125,348	94,998	1,414,308
Peter Horan	7,111,392	2,108,954	1,414,308
Douglas Lebda	8,865,233	355,113	1,414,308
Steven Ozonian	6,912,413	2,307,933	1,414,308
Craig Troyer	9,075,885	144,461	1,414,308

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year was approved based on the following votes:

For	Against	Abstentions
10,610,671	23,775	208

 Item 7.01.    Regulation FD Disclosure.
On June 10, 2015, we issued a press release concerning our new executive appointments, including those described in Item 5.02 above. A copy of such press release is furnished as Exhibit 99.1 to this Form 8-K.
 Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 10, 2015, with respect to LendingTree's new executive appointments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel
& Corporate Secretary